     As filed with the Securities and Exchange Commission on April 11, 2000
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------
                               REGISTER.COM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                       11-3239091
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                          575 Eighth Avenue, 11th Floor
                               New York, NY 10018
               (Address of principal executive offices) (Zip Code)

                             ----------------------
                            2000 STOCK INCENTIVE PLAN

                          EMPLOYEE STOCK PURCHASE PLAN

WARRANTS ISSUED TO TERRANCE KALINER (29,999 SHARES), STEVE KLEBE (3500 SHARES),
          PETER VARVARA (17,500 SHARES), STUART LEVI (5250 SHARES) AND
                ROBERT LESSIN (5250 SHARES) PURSUANT TO WRITTEN
                            COMPENSATION AGREEMENTS

                OPTION GRANT TO RICHARD FORMAN (1,750,000 SHARES)
                        PURSUANT TO EMPLOYMENT AGREEMENT
                            (Full title of the Plans)

                             ----------------------
                                Richard D. Forman
                      President and Chief Executive Officer
                               Register.com, Inc.
                          575 Eighth Avenue, 11th Floor
                               New York, NY 10018
                     (Name and address of agent for service)
                                 (212) 798-9100
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed               Proposed
                                            Amount to be      Maximum Offering       Maximum Aggregate            Amount of
    Title of Securities to be Registered    Registered(1)     Price per Share         Offering Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
    2000 Stock Incentive Plan
    Common Stock, $0.0001 par value         7,350,000 shares      $44.15 (2)         $324,502,500.00  (2)         $ 85,668.66

    Employee Stock Purchase Plan
    Common Stock, $0.0001 par value           350,000 shares      $44.15 (2)         $ 15,452,500.00  (2)         $  4,079.46

    Warrants Issued Pursuant to Written
    Compensation Agreements
    Common Stock, $0.0001 par value            61,499 shares      $ 1.18 (3)         $     72,568.82  (3)         $     19.16

    Option Granted Pursuant to
    Employment Agreement
    Common Stock, $0.0001 par value         1,750,000 shares      $ 0.83 (3)         $  1,452,500.00  (3)         $    383.46
                                            ----------------
                                            9,511,499 shares                      Aggregate Registration Fee      $ 90,150.74

====================================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan, the 2000 Stock Incentive Plan, the warrants issued pursuant to written compensation agreements and/or the option granted pursuant to employment agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on April 4, 2000, as reported by the Nasdaq National Market.

  (3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price, as adjusted for stock splits, of the warrants and/or options.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

                  Register.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the Commission on March 3, 2000, in connection with the Registrant's Registration Statement No. 333-93533 on Form S-1, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

         (b) The Registrant's Registration Statement No. 000-29739 on Form 8-A12G filed with the Commission on February 29, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  The Registrant's Certificate of Incorporation (the "Certificate") in effect as of the date hereof, provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchase or redemptions that are prohibited by DGCL. This provision does not limit the directors' responsibilities under any other laws, including the federal securities laws or state or federal environmental laws. The Registrant maintains liability insurance for its officers and directors.

                  Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits


Exhibit Number      Exhibit

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-29739 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.
5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1     Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1     2000 Stock Incentive Plan.
99.2     Employee Stock Purchase Plan.
99.3     Form of Warrant Pursuant to Written Compensation Agreement.
99.4     Form of Written Compensation Agreement.
99.5     Employee Stock Option Certificate-R. Forman.
99.6     Employment Agreement-R. Forman.

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan, Employee Stock Purchase Plan, the warrants issued to certain individuals pursuant to written compensation agreements or the option granted to Mr. Forman pursuant to employment agreement.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 11th day of April, 2000.

                                       REGISTER.COM, INC.


                                       By: /s/ Richard D. Forman
                                          -------------------------------------
                                           Richard D. Forman
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Register.com, Inc., a Delaware corporation, do hereby constitute and appoint Richard D. Forman and Alan G. Breitman and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                    Date
-------------------------------------      ----------------------------------------------         -----------------

/s/ Richard D. Forman                      President, Chief Executive Officer and                  April 11, 2000
-------------------------------------      Director (Principal Executive Officer)
Richard D. Forman

/s/ Alan G. Breitman                       Vice President of Finance and Accounting                April 11, 2000
-------------------------------------      (Principal Financial and Accounting Officer)
Alan G. Breitman

/s/ Peter A. Forman                        Director                                                April 6, 2000
-------------------------------------
Peter A. Forman

               Signature                                       Title                                    Date
-------------------------------------      ----------------------------------------------         -----------------

/s/ Niles H. Cohen                                           Director                              April 4, 2000
-------------------------------------
Niles H. Cohen

/s/ Samantha McCuen                                          Director                              April 4, 2000
-------------------------------------
Samantha McCuen

/s/ Mark S. Hoffman                                          Director                              April 11, 2000
-------------------------------------
Mark S. Hoffman

/s/ Reginald Van Lee                                         Director                              April 4, 2000
-------------------------------------
Reginald Van Lee

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                               REGISTER.COM, INC.

                                  EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------
4                   Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-29739 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(b)
                    to this Registration Statement.
5                   Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1                Consent of PricewaterhouseCoopers LLP, Independent Public
                    Accountants.
23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
24                  Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
99.1                2000 Stock Incentive Plan.
99.2                Employee Stock Purchase Plan.
99.3                Form of Warrant Pursuant to Written Compensation Agreement.
99.4                Form of Written Compensation Agreement.
99.5                Employee Stock Option Certificate-R. Forman.
99.6                Employment Agreement-R. Forman.